Exhibit 23

Beckstead and Watts, LLP
Certified Public Accountants
                                          3340 Wynn Road, Suite B
                                              Las Vegas, NV 89102
                                                     702.257.1984
                                                 702.362.0540 fax





To Whom It May Concern:

We have issued our report dated April 4, 2003, accompanying the financial statements of CareDecision Corporation (formerly ATR Search, Inc.) on Form SB-2 for the year ended December 31, 2002 and for the period of June 21, 2001 (inception date) through December 31, 2002. We hereby consent to the incorporation by reference of said report on the Registration Statement of CareDecision Corporation (formerly ATR Search, Inc.) on Form SB-2.

Signed,

/s/ Beckstead and Watts, LLP

April 28, 2003


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